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                                                                    Exhibit (21)
                               McGRAW-HILL, INC.

Subsidiaries of Registrant
Listed below are all subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                                    State or                Percentage
                                                                  Jurisdiction              of Voting
                                                                       of                   Securities
                                                                  Incorporation               Owned
                                                                  -------------             ----------
McGraw-Hill, Inc.                                                   New York                Registrant
CM Research, Inc.                                                   New York                   100
Capitol Radio Engineering
    Institute, Inc.                                                 Delaware                   100
  *National Radio Institute                                         Delaware                   100
Columbia Acquisition Corporation                                    Delaware                   100
  *Columbia Administration Software
    Publishing Corporation                                          British Columbia           100
  *Columbia Computing Services, Ltd.                                Canada                     100
  *Columbia Computing Services, Inc.                                Delaware                   100
Computer and Communications
    Information Group, Inc.                                         New Jersey                 100
DRI Europe, Inc.                                                    Delaware                   100
Editorial McGraw-Hill/Interamericana
    del Caribe, Inc.                                                New York                   100
International Advertising/
    McGraw-Hill, Inc.                                               Delaware                   100
J.J. Kenny Company, Inc.                                            New York                   100
  *J.J. Kenny Drake, Inc.                                           New York                   100
  *Kenny Information Systems, Inc.                                  New York                   100
  *Kenny Services, Inc.                                             New York                   100
Liberty Brokerage Investment Corp.                                  Delaware                    26.89
Macmillan/McGraw-Hill Joint Venture
    Holding Corporation                                             Delaware                   100
  *CRWTH Computer Courseware, Inc.                                  California                 100
  *Computer Systems Research, Inc.                                  Connecticut                100
McGraw-Hill Broadcasting
    Company, Inc.                                                   New York                   100
McGraw-Hill Capital, Inc.                                           New York                   100
  *International Valuation
    Services, Inc.                                                  Delaware                    40
McGraw-Hill Financial
    Publications, Inc.                                              Delaware                   100
McGraw-Hill International
    Enterprises, Inc.                                               New York                   100
McGraw-Hill News Bureaus, Inc.                                      New York                   100
McGraw-Hill Publications Overseas
    Corporation                                                     New York                   100
MMS International                                                   Nevada                     100
Money Market Directories, Inc.                                      New York                   100
Rock-McGraw, Inc.                                                   New York                    45
Shepard's/McGraw-Hill, Inc.                                         Delaware                   100




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
                                          State or          Percentage
                                        Jurisdiction        of Voting
                                             of             Securities
                                        Incorporation          Owned
                                        -------------       ---------
S&P ComStock, Inc.                        New York             100
Standard & Poor's International
    Ratings, Ltd.                         New York             100
Standard & Poor's Ltd.                    Delaware             100
Standard & Poor's Securities, Inc.        Delaware             100
Tower Group International, Inc.           New York             100

Calificadora de Valores,
   S.A. de C.V.                           Mexico               100
Editora McGraw-Hill de
   Portugal, Ltda.                        Portugal             100
Editorial Interamericana, S.A.            Colombia             100
Editoriales Pedagogicas
   Associadas, S.A.                       Guatemala            100
McGraw-Hill Book Company Australia
   Pty. Limited                           Australia            100
  *McGraw-Hill Book Company
     New Zealand, Pty. Limited            New Zealand          100
  *Standard & Poor's (Australia)
     Pty. Ltd.                            Australia            100
McGraw-Hill Book Company (GmbH)           Germany              100
McGraw-Hill Book Kabushiki Kaisha         Japan                100
McGraw-Hill Data Services -
  Ireland, Ltd.                           Ireland              100
McGraw-Hill Holdings (U.K.) Limited       Great Britain        100
  *Insurance Solvency International,
    Limited                               Great Britain        100
  *McGraw-Hill International
   (U.K.) Limited                         Great Britain        100
McGraw-Hill Information Systems
    Company of Canada Limited             Ontario, Canada      100
McGraw-Hill/Interamericana
    de Chile Limitada                     Chile                100
McGraw-Hill/Interamericana
    de Espana, S.A.                       Spain                100
  *Iberating, S.A.                        Spain                 25
McGraw-Hill/Interamericana de Mexico,
    S.A. de C.V.                          Mexico               100
  *Ediciones Pedagogicas, S.A. de C.V.    Mexico               100
McGraw-Hill/Interamericana de Venezuela
    S.A.                                  Venezuela            100
McGraw-Hill/Interamericana, S.A.          Panama               100
  *Editora McGraw-Hill de Espana S.A.     Panama               100
McGraw-Hill Libri Italia                  Italy                100
McGraw-Hill Ryerson Limited               Ontario, Canada       70
Medical China Publishing Limited          Hong Kong             25
MHFSCO, Ltd.                              United States
                                          Virgin Islands       100
Nueva Editorial Interamericana,
   S.A. de C.V.                           Mexico               100
Nordisk Rating AB                         Sweden               100
Science Research Associates, Pty.,
   Ltd.                                   Australia            100



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

                                            State or         Percentage
                                          Jurisdiction       of Voting
                                              of             Securities
                                          Incorporation         Owned
                                          -------------      ----------
Science Research Associates, Limited      United Kingdom         100
Standard & Poor's - ADEF                  France                  50
Standard & Poor's International, S.A.     Belgium                100
Tata McGraw-Hill Publishing Company
  Private Limited                         India                   40
382281 Ontario Ltd.                       Ontario, Canada        100


*Subsidiary of a subsidiary.





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